Registration No. _________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            Network Peripherals Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                    77-0216135
              --------                                    ----------
     (State or other jurisdiction           (I.R.S. employer identification no.)
     of incorporation or organization)

                             1371 McCarthy Boulevard
                           Milpitas, California 95035
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                            Network Peripherals Inc.
                                 1997 Stock Plan
                            ------------------------
                            (Full title of the plan)

                                Pauline Lo Alker
                      President and Chief Executive Officer
                            Network Peripherals Inc.
                             1371 McCarthy Boulevard
                           Milpitas, California 95035
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/321-7300

This registration statement, including all exhibits and attachments, contains 15 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------



                                                                                Proposed
                                                      Proposed maximum           maximum
    Title of securities          Amount to be          offering price           aggregate              Amount of
     to be registered(1)          registered             per share(2)        offering price(2)     registration fee
---------------------------- --------------------- --------------------- ----------------------- --------------------
       Common Stock                 463,000              $9.2500             $4,282,750.00
     Par Value $0.001             1,037,000              $7.6875             $7,971,937.50

           TOTAL                  1,500,000                                 $12,254,687.50           $3,713.54

(1) The securities to be registered include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is based upon the weighted average exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on July 18, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.

               --------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          Network Peripherals Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1996 as filed with the Commission.


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



          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          See Exhibit Index.



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



Item 9.   Undertakings

          (a)     Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any  prospectus  required by Section
10(a)(3) of the Securities Act of 1933;

                             (ii) To  reflect  in the  prospectus  any  facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To  include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b)  Filing  incorporating   subsequent  Exchange  Act  documents  by
reference

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h)  Request  for   acceleration  of  effective  date  or  filing  of
registration statement on Form S-8

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 24, 1997.

                                       Network Peripherals Inc.


                                       By: /s/ Pauline Lo Alker
                                           -------------------------------------
                                           Pauline Lo Alker, President and Chief
                                           Executive Officer

                                POWER OF ATTORNEY


          The officers and directors of Network Peripherals Inc. whose signatures appear below, hereby constitute and appoint Pauline Lo Alker and Robert Hersh, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 24, 1997.


Signature                    Title
--------------------------------------------------------------------------------



  /s/ Pauline Lo Alker       President, Chief Executive Officer and Director
-----------------------      (Principal Executive Officer)
Pauline Lo Alker



  /s/ Robert Hersh           Vice President, Finance and Chief Financial Officer
-----------------------      (Principal Financial and Accounting Officer)
Robert Hersh



  /s/ Glenn E. Penisten      Chairman of the Board of Directors
-----------------------
Glenn E. Penisten



                             Director
-----------------------
Charles J. Hart



  /s/ Kenneth Levy           Director
-----------------------
Kenneth Levy



  /s/ Joseph Marengi         Director
-----------------------
Joseph Marengi



  /s/ William P. Tai         Director
-----------------------
William P. Tai



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

                                  EXHIBIT INDEX


                                                                                                          Sequentially
                                                                                                            Numbered
                                                                                                              Page


4.1        Amended and Restated Certificate of Incorporation of the Company, as filed with the
           Secretary of State of Delaware on July 7, 1994                                                      8

4.2        Bylaws of the Company is incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-1 filed with the Securities and Exchange Commission on             --
           April 28, 1994 (File No. 33-78350)

4.3        Fourth Amended and Restated Investor Rights Agreement dated July 15, 1993 is incorporated
           by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 filed with          --
           the Securities and Exchange Commission on April 28, 1994 (File No. 33-78350)

5          Opinion re legality                                                                                 14

23.1       Consent of Counsel (included in Exhibit 5)                                                          --

23.2       Consent of Price Waterhouse LLP                                                                     15

24         Power of Attorney (included in signature pages to this registration statement)                      --



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